EXHIBIT 32.1

                            CERTIFICATION OF OFFICERS
                           OF BIO-BRIDGE SCIENCE, INC.
                           PURSUANT TO 18 USC ss. 1350

I, Liang Qiao, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(a) The quarterly report on Form 10-QSB for the period ended September 30, 2006 of Bio-Bridge Science, Inc. (the "Company"), fully complies with the requirements of Section 13(a) or 15(b) of the Securities Exchange Act of 1934; and

(b) Information contained in such Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.


                           Dated: November 13, 2006


                           /s/ Dr. Liang Qiao
                           -------------------------------
                           By: Dr. Liang Qiao,
                           Chief Executive Officer


I, Chuen Huei (Kevin) Lee, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(a) The quarterly report on Form 10-QSB for the period ended September 30, 2006 of Bio-Bridge Science, Inc (the "Company") fully complies with the requirements of Section 13(a) or 15(b) of the Securities Exchange Act of 1934; and

(b) Information contained in such Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.


                           Dated: November 13, 2006

                           /s/ Chuen Huei (Kevin) Lee
                           -------------------------------
                           By: Chuen Huei (Kevin) Lee
                           Chief Financial Officer and
                           Principal Accounting Officer